Exhibit 99.01

News Release

MEDIA CONTACTS:		INVESTOR CONTACT:
Cris Paden	Smita Rode	Helyn Corcos
Symantec Corp.	WeberShandwick	Symantec Corp.
650-527-5526	415-262-5977	650-527-5523
cpaden@symantec.com	rode@webershandwick.com	hcorcos@symantec.com

Symantec Delivers Record Revenue in Fiscal Third Quarter 2013

MOUNTAIN VIEW, Calif. – January 23, 2013 – Symantec Corp. (Nasdaq: SYMC) today reported the results of its third quarter of fiscal year 2013, ended Dec. 28, 2012. GAAP revenue for the fiscal third quarter was $1.79 billion, up 4 percent year-over-year and up 5 percent after adjusting for currency.

“We continue to deliver better than expected results,” said Steve Bennett, president and chief executive officer, Symantec. “I’m so proud of our employees. These types of results don’t happen by accident. The fact that we can deliver these results in a period of significant transition and uncertainty is a testament to our employees, the strength of our brand, the quality of our products and the scope of our customer base.”

“Strength in EMEA, information management and license revenue drove our FX adjusted organic revenue growth of 4%,” said James Beer, executive vice president and chief financial officer, Symantec. “Our better than expected top line growth coupled with disciplined expense management drove non-GAAP operating margins of 25.6% even as we are investing in certain areas to better serve our customer needs.”

(More)

Symantec Reports Record Third Quarter Fiscal 2013 Results

GAAP Results for third quarter of fiscal year 2013

•	GAAP operating margin was 16.6 percent compared with 17.5 percent for the same quarter last year, down 90 basis points year-over-year.

•	GAAP net income was $212 million compared with net income of $240 million for the year-ago period, down 12 percent year-over-year.

•	GAAP diluted earnings per share were $0.30 compared with $0.32 for the year ago quarter, down 6 percent year-over-year.

•	GAAP deferred revenue was $3.806 billion compared with $3.665 billion for the year ago quarter, up 4 percent year-over-year on an actual and currency-adjusted basis.

•	Cash flow from operating activities was $463 million compared with $403 million for the year ago period, up 15 percent year-over-year.

•

Symantec ended the quarter with cash, cash equivalents and short-term investments of $4.25 billion. During the quarter, Symantec repurchased 11 million shares for $200 million at an average price of $17.94. Symantec has $283 million remaining in the current board authorized stock repurchase plan.

Non-GAAP Results for third quarter of fiscal year 2013

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Non-GAAP operating margin was 25.6 percent compared with 26.2 percent for the same quarter last year, down 60 basis points year-over-year and down 80 basis points after adjusting for currency, due to increased investment in certain areas to better serve our customer needs.

•	Non-GAAP net income was $313 million compared to $314 million for the same quarter last year.

•	Non-GAAP diluted earnings per share were $0.45 compared with earnings per share of $0.42 for the year-ago quarter, up 7 percent year-over-year.

Business Segment Highlights for the Quarter

•	The Consumer segment represented 30 percent of total revenue and increased 1 percent year-over-year (increased 2 percent after adjusting for currency).

•	The Security and Compliance segment represented 29 percent of total revenue and increased 3 percent year-over-year (increased 4 percent after adjusting for currency).

•	The Storage and Server Management segment represented 37 percent of total revenue and increased 8 percent year-over-year (increased 9 percent after adjusting for currency).

•	Services represented 4 percent of total revenue and increased 10 percent year-over-year (increased 9 percent after adjusting for currency).

Symantec Reports Record Third Quarter Fiscal 2013 Results

Geographic Highlights for the Quarter

•	International revenue represented 52 percent of total revenue and increased 6 percent year-over-year (increased 8 percent after adjusting for currency).

•	The Europe, Middle East and Africa region represented 28 percent of total revenue and increased 6 percent year-over-year (increased 10 percent after adjusting for currency).

•	Asia Pacific/Japan revenue represented 19 percent of total revenue and increased 7 percent year-over-year (increased 6 percent after adjusting for currency).

•	The Americas, including the United States, Latin America and Canada, represented 53 percent of total revenue and increased 3 percent year-over-year on an actual and currency-adjusted basis.

Webcast

Symantec has scheduled a Webcast from 4:30 p.m. ET/1:30 p.m. PT to 6:30 p.m. ET/3:30 p.m. PT today to discuss the Company’s strategic direction, operational plan, capital allocation strategy and financial results, including guidance. To listen to the live event and view the corresponding presentation, please go to http://www.symantec.com/invest at least 15 minutes early to register, download and install any necessary audio software. A replay of the webcast including presentation will be available within 24 hours after the event.

Symantec Reports Record Third Quarter Fiscal 2013 Results

About Symantec

Symantec protects the world’s information, and is a global leader in security, backup and availability solutions. Our innovative products and services protect people and information in any environment – from the smallest mobile device, to the enterprise data center, to cloud-based systems. Our world-renowned expertise in protecting data, identities and interactions gives our customers confidence in a connected world. More information is available at www.symantec.com or by connecting with Symantec at: go.symantec.com/socialmedia.

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NOTE TO EDITORS: If you would like additional information on Symantec Corporation and its products, please visit the Symantec News Room at http://www.symantec.com/news. All prices noted are in U.S. dollars and are valid only in the United States.

Symantec and the Symantec Logo are trademarks or registered trademarks of Symantec Corporation or its affiliates in the U.S. and other countries. Other names may be trademarks of their respective owners.

USE OF NON-GAAP FINANCIAL INFORMATION: Our results of operations have undergone significant change due to a series of acquisitions, the impact of stock-based compensation, impairment charges and other corporate events. To help our readers understand our past financial performance and our future results, we supplement the financial results that we provide in accordance with generally accepted accounting principles, or GAAP, with non-GAAP financial measures. The method we use to produce non-GAAP results is not computed according to GAAP and may differ from the methods used by other companies. Our non-GAAP results are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Investors are encouraged to review the reconciliation of our non-GAAP financial measures to the comparable GAAP results, which is attached to our quarterly earnings release and which can be found, along with other financial information, on the investor relations’ page of our Web site at www.symantec.com/invest.

SYMANTEC CORPORATION

Condensed Consolidated Balance Sheets

(In millions)

	December 28, 2012	March 30, 2012 (1)
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,200	$3,162
Short-term investments	52	49
Trade accounts receivable, net	1,081	940
Inventories	20	28
Deferred income taxes	193	205
Other current assets	270	249

Total current assets	5,816	4,633

Property and equipment, net	1,130	1,100
Intangible assets, net	1,065	1,337
Goodwill	5,843	5,826
Other long-term assets	108	124

Total assets	$13,962	$13,020

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$317	$324
Accrued compensation and benefits	454	416
Deferred revenue	3,298	3,444
Current portion of long-term debt	982	—
Other current liabilities	431	321

Total current liabilities	5,482	4,505

Long-term debt	2,094	2,039
Long-term deferred revenue	508	529
Long-term deferred tax liabilities	321	288
Long-term income taxes payable	341	393
Other long-term obligations	60	94

Total liabilities	8,806	7,848

Total Symantec Corporation stockholders’ equity	5,156	5,094

Noncontrolling interest in subsidiary	—	78

Total stockholders’ equity	5,156	5,172

Total liabilities and stockholders’ equity	$13,962	$13,020

(1)	Derived from audited consolidated financial statements.

SYMANTEC CORPORATION

Condensed Consolidated Statements of Income

(In millions, except per share data, unaudited)

	Three Months Ended		Year-Over-Year Growth Rate
	December 28, 2012	December 30, 2011	Actual	Constant Currency(1)
Net revenue:
Content, subscription, and maintenance	$1,521	$1,462	4%	5%
License	270	253	7%	8%

Total net revenue	1,791	1,715	4%	5%

Cost of revenue:
Content, subscription, and maintenance	256	233
License	27	16
Amortization of intangible assets	16	22

Total cost of revenue	299	271	10%	11%

Gross profit	1,492	1,444	3%	4%

Operating expenses:
Sales and marketing	730	711
Research and development	249	242
General and administrative	117	113
Amortization of intangible assets	71	73
Restructuring and transition	27	5

Total operating expenses	1,194	1,144	4%	5%

Operating income	298	300	-1%	0%

Interest income	4	2
Interest expense	(38)	(27)
Other income (expense), net	20	(2)

Income before income taxes	284	273	4%	N/A

Provision for income taxes	72	32

Net income	212	241	-12%	N/A
Less: Loss attributable to noncontrolling interest	—	1

Net income attributable to Symantec Corporation stockholders	$212	$240	-12%	N/A

Net income per share attributable to Symantec Corporation stockholders — basic	$0.31	$0.33
Net income per share attributable to Symantec Corporation stockholders — diluted	$0.30	$0.32
Weighted-average shares outstanding attributable to Symantec
Corporation stockholders—basic	693	734
Weighted-average shares outstanding attributable to Symantec
Corporation stockholders—diluted	702	740

(1)	Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods.

SYMANTEC CORPORATION

Condensed Consolidated Statements of Income

(In millions, except per share data, unaudited)

	Nine Months Ended		Year-Over-Year Growth Rate
	December 28, 2012	December 30, 2011	Actual	Constant Currency(1)
Net revenue:
Content, subscription, and maintenance	$4,494	$4,353	3%	6%
License	664	696	-5%	-2%

Total net revenue	5,158	5,049	2%	5%

Cost of revenue:
Content, subscription, and maintenance	752	695
License	62	33
Amortization of intangible assets	53	67

Total cost of revenue	867	795	9%	10%

Gross profit	4,291	4,254	1%	4%

Operating expenses:
Sales and marketing	2,038	2,073
Research and development	745	728
General and administrative	336	324
Amortization of intangible assets	215	217
Restructuring and transition	85	25

Total operating expenses	3,419	3,367	2%	4%

Operating income	872	887	-2%	3%

Interest income	9	10
Interest expense	(102)	(87)
Other income (expense), net	15	(4)
Loss from joint venture	—	(27)

Income before income taxes	794	779	2%	N/A

Provision for income taxes	217	166

Net income	577	613	-6%	N/A
Less: Loss attributable to noncontrolling interest	—	—

Net income attributable to Symantec Corporation stockholders	$577	$613	-6%	N/A

Net income per share attributable to Symantec Corporation stockholders — basic	$0.82	$0.82
Net income per share attributable to Symantec Corporation stockholders — diluted	$0.81	$0.82
Weighted-average shares outstanding attributable to Symantec
Corporation stockholders — basic	704	745
Weighted-average shares outstanding attributable to Symantec
Corporation stockholders — diluted	710	752

(1)	Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods.

SYMANTEC CORPORATION

Condensed Consolidated Statements of Cash Flows

(In millions, unaudited)

	Nine Months Ended
	December 28, 2012	December 30, 2011
OPERATING ACTIVITIES:
Net income	$577	$613
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	213	200
Amortization of intangible assets	268	284
Amortization of debt issuance costs and discounts	44	46
Stock-based compensation expense	125	123
Deferred income taxes	26	38
Excess income tax benefit from the exercise of stock options	(2)	(6)
Loss from joint venture	—	27
Other	(3)	4
Net change in assets and liabilities, excluding effects of acquisitions:
Trade accounts receivable, net	(144)	12
Inventories	9	(3)
Accounts payable	(8)	9
Accrued compensation and benefits	40	(49)
Deferred revenue	(150)	(108)
Income taxes payable	39	3
Other assets	(45)	(9)
Other liabilities	(8)	30

Net cash provided by operating activities	981	1,214

INVESTING ACTIVITIES:
Purchases of property and equipment	(245)	(199)
Cash payments for acquisitions, net of cash acquired	(28)	(364)
Purchases of held-to-maturity securities	—	(47)
Proceeds from sale of held-to-maturity securities	46	—
Other	3	(1)

Net cash used in investing activities	(224)	(611)

FINANCING ACTIVITIES:
Net proceeds from sales of common stock under employee stock benefit plans	100	95
Excess income tax benefit from the exercise of stock options	2	6
Tax payments related to restricted stock issuance	(14)	(22)
Repurchases of common stock	(701)	(693)
Purchase of additional interest in subsidiary	(92)	—
Repayments of debt and other obligations	—	(602)
Proceeds from debt issuance, net of discount	996	—
Debt issuance costs	(7)	—

Net cash provided by (used in) financing activities	284	(1,216)

Effect of exchange rate fluctuations on cash and cash equivalents	(3)	(10)

Change in cash and cash equivalents	1,038	(623)
Beginning cash and cash equivalents	3,162	2,950

Ending cash and cash equivalents	$4,200	$2,327

SYMANTEC CORPORATION

Reconciliation of Selected GAAP Measures to Non-GAAP Measures (1)

(In millions, except per share data, unaudited)

	Three Months Ended						Year-Over-Year Non-GAAP Growth Rate
	December 28, 2012			December 30, 2011			Actual	Constant Currency(2)
	GAAP	Adj	Non-GAAP	GAAP	Adj	Non-GAAP
Net revenue:	$1,791	N/A	$1,791	$1,715	N/A	$1,715	4%	5%

Gross profit:	$1,492	$20	$1,512	$1,444	$26	$1,470	3%	4%
Stock-based compensation		4			4
Amortization of intangible assets		16			22

Gross margin %	83.3%		84.4%	84.2%		85.7%	-130 bps	-110 bps

Operating expenses:	$1,194	$140	$1,054	$1,144	$123	$1,021	3%	4%
Stock-based compensation		38			42
Amortization of intangible assets		71			73
Restructuring and transition		27			5
Acquisition/divestiture-related expenses		4			3

Operating expenses as a % of revenue	66.7%		58.8%	66.7%		59.5%	-70 bps	-40 bps

Operating income	$298	$160	$458	$300	$149	$449	2%	2%

Operating margin %	16.6%		25.6%	17.5%		26.2%	-60 bps	-80 bps

Net income:	$212	$101	$313	$240	$74	$314	0%	N/A
Gross profit adjustment		20			26
Operating expense adjustment		140			123
Non-cash interest expense		15			12
China VAT refund		(24)			—
Income tax effect on above items		(44)			(45)
Tax related adjustments:
Release of pre-acquisition tax contingencies		(6)			(42)

Diluted net income per share attributable to Symantec Corporation stockholders	$0.30	$0.15	$0.45	$0.32	$0.10	$0.42	7%	N/A

Diluted weighted-average shares outstanding attributable to Symantec Corporation stockholders	702		702	740		740	-5%	N/A

(1)	This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial measures prepared in accordance with GAAP. For a detailed explanation of these non-GAAP measures, please see Symantec’s Explanation of Non-GAAP Measures in Appendix A.
(2)	Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods.

SYMANTEC CORPORATION

Revenue and Deferred Revenue Detail(1)

(In millions, unaudited)

	Three Months Ended
	December 28, 2012	December 30, 2011
GAAP Revenue
Content, subscription, and maintenance	$1,521	$1,462
License	270	253

Total Revenue	$1,791	$1,715

GAAP Revenue Y/Y Growth Rate
Content, subscription, and maintenance	4%	8%
License	7%	-1%

Total Y/Y Growth Rate	4%	7%

GAAP Revenue Y/Y Growth Rate in Constant Currency
Content, subscription, and maintenance	5%	8%
License	8%	-1%

Total Y/Y Growth Rate in Constant Currency	5%	6%

GAAP Revenue by Segment (2)
Consumer	$530	$525
Security and Compliance	527	510
Storage and Server Management	666	618
Services	68	62

GAAP Revenue by Segment: Y/Y Growth Rate
Consumer	1%	5%
Security and Compliance	3%	17%
Storage and Server Management	8%	3%
Services	10%	-13%

GAAP Revenue by Segment: Y/Y Growth Rate in Constant Currency
Consumer	2%	5%
Security and Compliance	4%	17%
Storage and Server Management	9%	3%
Services	9%	-12%

GAAP Revenue by Geography
International	$940	$888
US	851	827
Americas (U.S., Latin America, Canada)	956	932
EMEA	498	468
Asia Pacific & Japan	337	315

GAAP Revenue by Geography: Y/Y Growth Rate
International	6%	6%
US	3%	8%
Americas (U.S., Latin America, Canada)	3%	8%
EMEA	6%	-1%
Asia Pacific & Japan	7%	16%

GAAP Revenue by Geography: Y/Y Growth Rate in Constant Currency
International	8%	5%
US	3%	8%
Americas (U.S., Latin America, Canada)	3%	8%
EMEA	10%	0%
Asia Pacific & Japan	6%	12%

GAAP Deferred Revenue	$3,806	$3,665

GAAP Deferred Revenue Y/Y Growth Rate	4%	8%

GAAP Deferred Revenue Y/Y Growth Rate in Constant Currency	4%	8%

(1)	Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed. To exclude the effects of foreign currency rate fluctuations, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods (or, in the case of deferred revenue, converted into United States dollars at the actual exchange rate in effect at the end of the prior period).
(2)	Excluded from this table is our Other segment which is comprised of sunset products nearing the end of their life cycle. The Other segment also includes certain general and administrative expenses; amortization of intangible assets; stock-based compensation expense; restructuring and transition expenses; and certain indirect costs that are not charged to the other operating segments.

SYMANTEC CORPORATION

Operating Margin by Segment Detail (1)

(Unaudited)

	Three Months Ended
	December 28, 2012	December 30, 2011
GAAP Operating Margin by Segment
Consumer	43%	48%
Security and Compliance	33%	27%
Storage and Server Management	39%	39%
Services	18%	18%

(1)	Excluded from this table is our Other segment which is comprised of sunset products nearing the end of their life cycle. The Other segment also includes certain general and administrative expenses; amortization of intangible assets; stock-based compensation expense; restructuring and transition expenses; and certain indirect costs that are not charged to the other operating segments.

SYMANTEC CORPORATION

Explanation of Non-GAAP Measures

Appendix A

The non-GAAP financial measures included in the tables adjust for the following items: business combination accounting entries, stock-based compensation expense, restructuring and transition charges, charges related to the amortization of intangible assets, impairments of assets and certain other items. We believe the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance for the reasons discussed below. Our management uses these non-GAAP financial measures in assessing the Company’s operating results, as well as when planning, forecasting and analyzing future periods. We believe that these non-GAAP financial measures also facilitate comparisons of the Company’s performance to prior periods and to our peers and that investors benefit from an understanding of these non-GAAP financial measures.

Stock-based compensation: Consists of expenses for employee stock options, restricted stock units, restricted stock awards, performance based awards and our employee stock purchase plan determined in accordance with the authoritative guidance on stock-based compensation. When evaluating the performance of our individual business units and developing short and long term plans, we do not consider stock-based compensation charges. Our management team is held accountable for cash-based compensation, but we believe that management is limited in its ability to project the impact of stock-based compensation and accordingly is not held accountable for its impact on our operating results. Although stock-based compensation is necessary to attract and retain quality employees, our consideration of stock-based compensation places its primary emphasis on overall shareholder dilution rather than the accounting charges associated with such grants. In addition, for comparability purposes, we believe it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of our core business and to facilitate the comparison of our results to the results of our peer companies. Furthermore, unlike cash-based compensation, the value of stock-based compensation is determined using complex formulas that incorporate factors, such as market volatility, that are beyond our control.

	Three months ended
	December 28, 2012	December 30, 2011
Cost of revenue	$4	$4
Sales and marketing	18	20
Research and development	13	13
General and administrative	7	9

Total stock-based compensation	$42	$46

Amortization of intangible assets: When conducting internal development of intangible assets, accounting rules require that we expense the costs as incurred. In the case of acquired businesses, however, we are required to allocate a portion of the purchase price to the accounting value assigned to intangible assets acquired and amortize this amount over the estimated useful lives of the acquired intangible assets. The acquired company, in most cases, has itself previously expensed the costs incurred to develop the acquired intangible assets, and the purchase price allocated to these assets is not necessarily reflective of the cost we would incur in developing the intangible asset. We eliminate these amortization charges from our non-GAAP operating results to provide better comparability of pre- and post-acquisition operating results and comparability to results of businesses utilizing internally developed intangible assets.

Restructuring and transition: We have engaged in various restructuring and transition activities over the past several years that have resulted in costs associated with severance, facilities costs, and transition and other related costs. Transition and other related costs consist of severance costs associated with acquisition integrations in efforts to streamline our business operations, consulting charges associated with the implementation of a new Enterprise Resource Planning system, and costs related to the outsourcing of certain back office functions. Each restructuring and transition activity has been a discrete event based on a unique set of business objectives or circumstances, and each has differed from the others in terms of its operational implementation, business impact and scope. We do not engage in restructuring or transition activities in the ordinary course of business. While our operations previously benefited from the employees and facilities covered by our various restructuring charges, these employees and facilities have benefited different parts of our business in different ways, and the amount of these charges has varied significantly from period to period. We believe that it is important to understand these charges and, we believe that investors benefit from excluding these charges from our operating results to facilitate a more meaningful evaluation of current operating performance and comparisons to past operating performance.

Acquisition/divestiture-related expenses: The authoritative guidance on business combinations requires us to record in the statement of income, certain items that at the time of an acquisition would have been recorded to goodwill under the old authoritative guidance. We have excluded the effect of acquisition-related expenses from our non-GAAP operating expenses and net income measures. We incurred expenses in connection with our acquisitions, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition/divestiture-related expenses consist of professional service expenses. We believe it is useful for investors to understand the effects of these items on our operations. Although acquisition/divestiture-related expenses generally diminish over time with respect to past transactions, we generally will incur these expenses in connection with any future transactions.

Non-cash interest expense: Effective April 4, 2009, we adopted authoritative guidance on convertible debt instruments, which changed the method of accounting for our convertible notes. Under this authoritative guidance, our EPS and net income calculated in accordance with GAAP have been reduced as a result of recognizing incremental non-cash interest expense. We believe it is useful to provide a non-GAAP financial measure that excludes this incremental non-cash interest expense in order to better understand the long-term performance of our core business and to facilitate the comparison of our results to the results of our peer companies.

China VAT refund: During the December 2012 quarter, we received a tax incentive from the China tax bureau in the form of value-added tax (“VAT”) refunds. The tax incentive is provided to software companies that perform research and development activities with respect to software in China. The refunds relate to VAT collected on qualifying software product sales during the periods from January 2011 through December 2012. This tax incentive plan was updated late in 2011 and it enabled companies to retrospectively apply the incentive back to January 2011. To maintain comparability of results across periods, we have excluded from our non-GAAP financial measures the portion of the refund representing periods ended prior to the December 2012 quarter.

Release of pre-acquisition tax contingencies: On December 2, 2009, we received a Revenue Agent’s Report from the IRS for the VERITAS 2002 through 2005 tax years assessing additional taxes due. We contested $80 million of tax assessed and all penalties. As a result of negotiations with the IRS Appeals in the December 2011 quarter, we remeasured certain tax accruals related to this matter. Accordingly, we realized a benefit to GAAP net income of $52 million and a non-GAAP benefit of $10 million. The non-GAAP benefit was due to the reversal of accrued interest attributed to the VERITAS tax assessment that was recorded to our income statement during post-acquisition periods. Accordingly, the amount of these accruals has not been excluded from Symantec’s non-GAAP results. In the quarter ended December 2012, we executed the final closing agreement for the VERITAS 2002 through 2005 tax years and recorded a further benefit to GAAP net income of $3 million and a non-GAAP expense $2 million, based on the closing agreement, as well as a GAAP benefit of $2 million for the adjustment of other pre-acquisition tax accruals. The non-GAAP expense was due to the additional accrual of post acquisition related interest.